Exhibit 10.2

INDEMNIFICATION AGREEMENT

                THIS AGREEMENT is made and entered into as of the ____ day of  ____________, by and between ST. JUDE MEDICAL, INC., a Minnesota corporation (the “Company”), and __________ (“Director”).

W I T N E S S E T H :

                WHEREAS, the Company desires to retain the current and future services of Director and to reimburse Director for personal economic losses of Director resulting from the good faith performance of Director’s duties; and

                WHEREAS, the indemnification provisions of the Bylaws of the Company are subject to reduction or elimination at any time without the consent of Director, and the Company desires to provide indemnification to Director to the fullest extent permitted by law despite any such change in the Bylaws.

                NOW, THEREFORE, in consideration of the continued services of Director to the Company, the Company and Director agree as follows:

                1.             Indemnification.  The Company agrees to indemnify Director according to the terms, conditions and procedures of Exhibit A attached hereto from the date hereof in perpetuity.

                2.             Amendments to Bylaws.  Any amendments to the Bylaws of the Company which reduce or eliminate indemnification rights of persons thereunder shall have no effect with respect to this Agreement, and thereafter Director shall continue to have all of the rights and benefits of this Agreement despite any such amendments to the Bylaws.  However, if the Bylaws of the Company or the Minnesota Statutes are amended to provide for greater indemnification rights or privileges, this Agreement shall not be construed so as to limit Director’s rights and privileges to the terms hereof and Director shall be entitled to the full benefit of any such additional rights and privileges.  Furthermore, to the extent that the Minnesota Statutes or other applicable law now or hereafter establishes that indemnification cannot be made by the Company according to this Agreement in any respect, this Agreement shall be interpreted as being simultaneously amended to provide indemnification hereunder to the fullest extent permitted by law.

                3.             Director and Officer Insurance Coverage.  In the event: (a) the Company determines to materially reduce or not to renew its director and officer insurance (“D&O Insurance”) coverage, the Company will purchase six year tail coverage D&O Insurance, on terms and conditions substantially similar to the existing D&O Insurance (“Comparable Coverage”), for the benefit of the directors and officers who had served prior to the reduction, termination or expiration of the coverage (the “Prior Directors and Officers”); or (b) of a Change of Control (as defined below), the Company will either (A) purchase six year tail coverage D&O Insurance with Comparable Coverage for the benefit of the Prior Directors and Officers prior to the closing of the transaction or the occurrence of the event constituting the Change of Control, or (B) secure the contractual agreement by the acquiring entity or person to purchase such coverage and require the acquiring entity or person to deliver proof of the purchase of such coverage, in form and substance satisfactory to the Company, at or prior to the closing of the transaction or the occurrence of the event constituting the Change in Control.  Notwithstanding the foregoing, if the annual premium for any year of such tail coverage would exceed two times the annual premium the Company paid for D&O Insurance in its last full fiscal year prior to the reduction, termination or expiration of the D&O Insurance or of a change in control of the Company, the Company will be deemed to have satisfied its obligations under this Section by purchasing as much D&O Insurance for such year as can be obtained for a premium equal to twice the annual premium the Company paid for D&O Insurance in its last full fiscal year.

                For purposes of this Agreement, a “Change in Control” means any transaction or event or series of related transactions or events which result in (a) a consolidation, merger or other combination of the Company and another entity as a result of which one or more entities or persons acquires or for the first time controls or is able to vote (directly or through nominees or beneficial ownership) more than 15% of any class of stock of the Company, (b) any person or group becoming the “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of voting securities of the Company representing 15% or more of the total voting power represented by Buyer’s then outstanding voting securities, (c) a sale, conveyance, exclusive license or disposition of all or substantially all of the Company’s assets, (d) the directors immediately prior to the first of such transactions or events failing to constitute a majority of the board of directors of the Company, or (e) the filing by the Company of a petition for protection under bankruptcy or similar debtor-relief laws, or the Company being the subject of an involuntary petition by creditors for similar action.

                4.             Third Party Beneficiaries.  Each of the directors and officers of the Company from time to time is hereby made a third party beneficiary of this Agreement.

                5.             Remedies.  The Company acknowledges that money damages would be an inadequate remedy for any breach of its obligations under this Agreement.  Accordingly, Director or any third party beneficiary under this Agreement shall be entitled to specific performance, injunctive relief or other equitable remedies in any court of competent jurisdiction in addition to any other remedy at law in the event of a material breach, or threatened material breach, of this Agreement by the Company, without the necessity of proving either actual damages or the inadequacy of money damages, or posting bond.  In the event of any legal action or proceeding seeking enforcement of this Agreement, Director or any third party beneficiary hereunder shall also be entitled to recover his or her reasonable attorney’s fees and costs incurred in connection with such action or proceeding.

                6.             Successors and Assigns.  This Agreement shall be binding upon and shall inure to any and all successors, assigns, heirs, estates, representatives and administrators of the parties hereto.

                7.             No Amendments.  This Agreement may not be amended, modified or terminated, except by the express written consent thereto by both parties hereto.

                8.             Other Agreements.  This Agreement is supplementary to and not exclusive of other agreements between the Company and Director which may exist now or in the future to the extent such agreements are not inconsistent herewith.

                9.             Survival.  The rights of Director under this Agreement shall survive and continue in effect after the termination of services to the Company by Director, whether by death, retirement or otherwise.

                10.          Savings.  If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.

                11.          Governing Law.  This Agreement shall be interpreted and governed by the laws of the State of Minnesota.

                IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date set forth above.

ST. JUDE MEDICAL, INC.

By:
Daniel J. Starks President and Chief Executive Officer

DIRECTOR

By:
___________________

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EXHIBIT A

Indemnification

                Section 1.              Definitions.

                (a)           For purposes of this Exhibit the terms defined in this Section have the meanings given them.

                (b)           “Corporation” includes St. Jude Medical, Inc. and a domestic or foreign Corporation that was the predecessor of St. Jude Medical, Inc. in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

                (c)           “Official Capacity” means (1) with respect to a director, the position of director in the Corporation, (2) with respect to a person other than a director, the elective or appointive office or position held by an officer or member of a committee of the Board, or the employment or agency relationship undertaken by an employee or agent of the Corporation, (3) with respect to a director, officer, employee or agent of the Corporation who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation or whose duties in that position involve or involved service as a director, officer, partner, trustee, or agent of another organization or employee benefit plan, the position of that person as a director, officer, partner, trustee, employee or agent, as the case may be, of the other organization or employee benefit plan.

                (d)           “Proceeding” means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a proceeding by or in the right of the Corporation.

                (e)           “Special Legal Counsel” means counsel who has not represented the Corporation or related corporation, or a director, officer, employee or agent whose indemnification is in issue.

                Section 2.              Indemnification Mandatory; Standard.

                (a)           Subject to the provisions of Section 5, the Corporation shall indemnify a person made or threatened to be made a party to a Proceeding by reason of the former or present Official Capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the Proceeding, if, with respect to the acts or omissions of the person complained of in the Proceeding, the person:

                (1)           has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the Proceeding with respect to the same acts or omissions;

                (2)           acted in good faith;

                (3)           received no improper personal benefit and Minnesota Statutes, Section 302A.255, if applicable, has been satisfied;

                (4)           in the case of a criminal Proceeding, had no reasonable cause to believe the conduct was unlawful; and

                (5)           in the case of acts or omissions occurring in the Official Capacity described in Section 1, paragraph (c), clause (1) or (2), reasonably believed that the conduct was in the best interests of the Corporation, or in the case of acts or omissions occurring in the Official Capacity described in Section 1, paragraph (c), clause (3), reasonably believed that the conduct was not opposed to the best interests of the Corporation.  If the person’s acts or omissions complained of in the Proceeding relate to conduct as a director, officer, trustee, employee or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the Corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

                (b)           The termination of a Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, establish that the person did not meet the criteria set forth in this Section 2.

                Section 3.              Advances.  Subject to the provisions of Section 5, if a person is made or threatened to be made a party to a Proceeding, the person is entitled, upon written request to the Corporation, to payment or reimbursement by the Corporation of reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in advance of the final disposition of the Proceeding, (a) upon receipt by the Corporation of a written affirmation by the person of a good faith belief that the criteria for indemnification set forth in Section 2 have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the Corporation, if it is ultimately determined that the criteria for indemnification have not been satisfied, and (b) after a determination that the facts then known to those making the determination would not preclude indemnification under this Exhibit.  The written undertaking required by clause (a) is an unlimited general obligation of the person making it, but need not be secured and shall be accepted without reference to financial ability to make the repayment.

                Section 4.              Reimbursement to Witness.  The Corporation shall reimburse expenses, including attorneys’ fees and disbursements, incurred by a person in connection with an appearance as a witness in a Proceeding at a time when the person has not been made or threatened to be made a party to a Proceeding.

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                Section 5.              Determination of eligibility.

                 (a)           All determinations whether indemnification of a person is required because the criteria set forth in Section 2 have been satisfied and whether a person is entitled to payment or reimbursement of expenses in advance of the final disposition of a Proceeding as provided in Section 3 shall be made:

                (1)           by the Board by a majority of a quorum.  Directors who are at the time parties to the Proceeding shall not be counted for determining either a majority or the presence of a quorum;

                (2)           if a quorum under clause (1) cannot be obtained, by a majority of a committee of the Board, consisting solely of two or more directors not at the time parties to the Proceeding, duly designated to act in the matter by a majority of the full Board including directors who are parties;

                (3)           if a determination is not made under clause (1) or (2), by Special Legal Counsel, selected either by a majority of the Board or a committee by vote pursuant to clause (1) or (2) or, if the requisite quorum of the full Board cannot be obtained and the committee cannot be established, by a majority of the full Board including directors who are parties;

                (4)           if a determination is not made under clauses (1) to (3), by the shareholders, excluding the votes of shares held by parties to the Proceeding; or

                (5)           if an adverse determination is made under clauses (1) to (4) or under paragraph (b), or if no determination is made under clauses (1) to (4) or under paragraph (b) within 60 days after the termination of a Proceeding or after a request for an advance of expenses, as the case may be, by a court in this state, which may be the same court in which the Proceeding involving the person’s liability took place, upon application of the person and any notice the court requires.

                (b)           With respect to a person who is not, and was not at the time of the acts or omissions complained of in the Proceeding, a director, officer or person possessing, directly or indirectly, the power to direct or cause the direction of the management or policies of the Corporation, the determination whether indemnification of this person is required because the criteria set forth in Section 2 have been satisfied and whether this person is entitled to payment or reimbursement of expenses in advance of the final disposition of a Proceeding as provided in Section 3 may be made by an annually appointed committee of the Board, having at least one member who is a director.  The committee shall report at least annually to the Board concerning its actions.

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